UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

Pfizer Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	13-5315170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

235 East 42nd Street
New York, New York	10017-5755
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Floating Rate Notes due 2019	New York Stock Exchange
0.000% Notes due 2020	New York Stock Exchange
0.250% Notes due 2022	New York Stock Exchange
1.000% Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-202430

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The titles of the securities to be registered hereunder are “Floating Rate Notes due 2019,” “0.000% Notes due 2020,” “0.250% Notes due 2022,” and “1.000% Notes due 2027.” For a description of each of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated February 28, 2017, which was filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, and under the heading “Description of Debt Securities,” in the prospectus, dated March 2, 2015, contained in our effective registration statement on Form S-3 (Registration No. 333-202430) (the “Registration Statement”), which Registration Statement was filed with the Commission on March 2, 2015, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of January 30, 2001, between Pfizer Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (incorporated by reference from Pfizer Inc.’s Current Report on Form 8-K filed on January 30, 2001).

Exhibit 4.2	Ninth Supplemental Indenture, dated as of March 6, 2017, between Pfizer Inc., The Bank of New York Mellon, as trustee and The Bank of New York Mellon, London Branch, as paying agent.

Exhibit 4.3	Form of Note for Floating Rate Notes due 2019 (included in Exhibit 4.2).

Exhibit 4.4	Form of Note for 0.000% Notes due 2020 (included in Exhibit 4.2).

Exhibit 4.5	Form of Note for 0.250% Notes due 2022 (included in Exhibit 4.2).

Exhibit 4.6	Form of Note for 1.000% Notes due 2027 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pfizer Inc. (Registrant)

Dated: March 6, 2017	By:	/s/ Margaret M. Madden
	Name:	Margaret M. Madden, Esq.
	Title:	Senior Vice President, Corporate Secretary and Chief General Counsel